Exhibit 4.1

AMERICAN MIDSTREAM PARTNERS, LP

AMERICAN MIDSTREAM FINANCE CORPORATION

and

the Guarantors named herein

8.500% SENIOR NOTES DUE 2021

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF SEPTEMBER 18, 2017

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 18, 2017, is among American Midstream Partners, LP, a Delaware limited partnership (the “Company”), American Midstream Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as Trustee. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture (as defined below).

RECITALS

WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of December 28, 2016 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”), pursuant to which the Company has issued $300,000,000 in the aggregate principal amount of 8.500% Senior Notes due 2021 (the “Notes”);

WHEREAS, Section 10.03 of the Indenture permits the release of the Subsidiary Guarantee of a Guarantor in connection with any sale or other disposition of Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 of the Indenture and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

WHEREAS, the Company has sold the Capital Stock of Pinnacle Propane, LLC, a Texas limited liability company (“Pinnacle Propane”), Pinnacle Propane Express, LLC, a Delaware limited liability company (“PPE”), and Alliant Gas, LLC, a Texas limited liability company (together with Pinnacle Propane and PPE, the “Released Guarantors”) effective September 1, 2017 (the “Effective Date”), after which the Released Guarantors ceased to be Restricted Subsidiaries of the Company, and such sale does not violate Section 4.10 of the Indenture;

WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the existing Guarantors and the Trustee may amend or supplement the Indenture, without the consent of the Holders of the Notes, in order to evidence the release of the Released Guarantors as Guarantors and from their obligations under their Subsidiary Guarantees; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

ARTICLE 2

The parties agree and acknowledge that each of the Released Subsidiaries was released as a party to and as a Guarantor under the Indenture as of the Effective Date and that beginning on the Effective Date the Released Subsidiaries have no further obligations or liabilities under their Subsidiary Guarantees or the provisions of the Indenture.

1

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

AMERICAN MIDSTREAM PARTNERS, LP

By:	American Midstream GP, LLC, its sole general partner

By:	/s/ Eric T. Kalamaras
Name:	Eric T. Kalamaras
Title:	Senior Vice President and Chief Financial Officer

AMERICAN MIDSTREAM FINANCE CORPORATION

By:	/s/ Eric T. Kalamaras
Name:	Eric T. Kalamaras
Title:	Senior Vice President and Chief Financial Officer

Guarantors:
American Midstream, LLC
American Midstream (Alabama Gathering), LLC
American Midstream (Alabama Intrastate), LLC
American Midstream (AlaTenn), LLC
American Midstream (Burns Point), LLC
American Midstream (Lavaca), LLC
American Midstream (Louisiana Intrastate), LLC
American Midstream (Mississippi), LLC
American Midstream (SIGCO Intrastate), LLC
American Midstream (Tennessee River), LLC
American Midstream AMPAN, LLC
American Midstream Bakken, LLC
American Midstream Chatom, LLC
American Midstream Chatom Unit 1, LLC
American Midstream Chatom Unit 2, LLC
American Midstream Costar, LLC
American Midstream Delta House, LLC
American Midstream East Texas Rail, LLC
American Midstream Emerald, LLC
American Midstream Gas Solutions, LP
By:	American Midstream Gas Solutions GP, LLC, its general partner
American Midstream Gas Solutions GP, LLC
American Midstream Gas Solutions LP, LLC
American Midstream Madison, LLC
American Midstream Marketing, LLC
American Midstream Mesquite, LLC

Signature Page to Second Supplemental Indenture

American Midstream Midla Reconfiguration, LLC
American Midstream Offshore (Seacrest) LP
By:	American Midstream, LLC, its general partner
American Midstream Onshore Pipelines, LLC
American Midstream Permian, LLC
American Midstream Piney Woods, LLC
American Midstream Republic, LLC
American Midstream Transtar Gas Processing, LLC
AMID Caddo LLC
AMID Crude Oil Services LLC
AMID Crude Oil Storage LLC
AMID Crude Trucking LLC
AMID Energy Products Supply LLC
AMID Liquids Trucking LLC
AMID Merger LP
By:	American Midstream, LLC, its general partner

AMID NLR LLC
AMID Payment Services, LLC
AMID Refined Products LLC
AMID Silver Dollar Pipeline LLC
AMID St. Croix LLC
Argo Merger GP Sub, LLC
Centana Gathering, LLC
Centana Oil Gathering, LLC
D-Day Offshore Holdings, LLC
High Point Gas Gathering, L.L.C.
High Point Gas Gathering Holdings, LLC
High Point Gas Transmission, LLC

High Point Gas Transmission Holdings, LLC

By:	/s/ Eric T. Kalamaras
Name:	Eric T. Kalamaras
Title:	Senior Vice President and Chief Financial Officer

American Midstream Blackwater, LLC
American Midstream Terminaling, LLC
Blackwater Georgia, L.L.C.
Blackwater Harvey, LLC
Blackwater Investments, Inc.
Blackwater Maryland, L.L.C.
Blackwater Midstream Corp.
Blackwater New Orleans, L.L.C.

By:	/s/ Eric T. Kalamaras
Name:	Eric T. Kalamaras
Title:	Executive Vice President

Signature Page to Second Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael Tu
Name:	Michael Tu
Title:	Vice President

Signature Page to Second Supplemental Indenture